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FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES                EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE

                                                                         For Three Months Ended March 31,

                                                                       2002                                2001
                                                             ----------------------             -----------------------
Net Income                                                                 $ 9,273                             $ 7,354
                                                             ======================             =======================
Computation of average
  shares outstanding

                Shares outstanding at
                beginning of year                                           19,185                              19,768

                Shares issued pursuant
                to Interbancorp, Inc. merger                                     -                                 437

                Shares redeemed under stock
                repurchase program                                             (23)                                (19)

                Shares issued under stock
                compensation plan (averaged)                                    23                                  18

                Shares issued during the
                year times average time
                outstanding during the year                                     15                                  40
                                                             ----------------------             -----------------------

Average basic shares outstanding                                            19,200                              20,244
                                                             ----------------------             -----------------------

Dilutive shares                                                                 99                                 130

                                                             ----------------------             -----------------------
Average diluted shares outstanding                                          19,299                              20,374
                                                             ----------------------             -----------------------

Basic earnings per share                                                    $ 0.48                              $ 0.36
                                                             ======================             =======================


Diluted earnings per share                                                  $ 0.48                              $ 0.36
                                                             ======================             =======================


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